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                                                            EXHIBIT NO. 99.7(B)

                           FUND ACCOUNTING AGREEMENT

         AGREEMENT made as of the 13th day of November, 2006 between each of the Investment Companies listed on Appendix A hereto, as the same may be amended from time to time (each a "Fund" and collectively the "Funds") and J.P. Morgan Investor Services Co. (the "Fund Accounting Agent").

                              W I T N E S S E T H

         WHEREAS, each Fund is or may be organized with one or more series of shares, each of which shall represent an interest in a separate portfolio of cash, securities and other assets (all such existing and additional series now or hereafter listed on Appendix A attached hereto being hereinafter referred to individually, as a "Portfolio," and collectively, as the "Portfolios"); and

         WHEREAS, each Fund desires to retain the Fund Accounting Agent to perform fund accounting and recordkeeping services on behalf of each of its Portfolios under the terms and conditions set forth in this Agreement, and the Fund Accounting Agent has agreed so to act.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                       SERVICES AS FUND ACCOUNTING AGENT

         Each Fund, on behalf of each of its Portfolios, hereby retains the Fund Accounting Agent to perform the services set forth on Appendix B hereto. The Fund Accounting Agent hereby accepts such employment to perform the services set forth on Appendix B hereto. The Fund Accounting Agent may, at its own expense, sub-contract with reputable and qualified affiliated entities and/or third parties capable of meeting applicable service level requirements to perform certain of the services (with the exception of final net asset value calculation) to be performed by the Fund Accounting Agent hereunder; provided however that the Fund Accounting Agent shall remain ultimately responsible for providing such services and subject to any liability to each Fund for the acts and omissions of such other entities as provided in Section 3.01(a) below. The Fund Accounting Agent agrees to perform the services described herein in accordance with any service standards pursuant to Section II-A.

         Section 1.01. Maintenance of Books and Records. All books and records maintained by the Fund Accounting Agent pursuant to this Agreement, including those maintained pursuant to Rule 31a-1 and Rule 31a-2 under the Investment Company Act of 1940, as amended (the "1940 Act"), shall at all times be the property of each applicable Fund and shall be available upon request during normal business hours for inspection and use by such Fund and its agents, including, without limitation, its independent certified public accountants. The Fund Accounting Agent shall keep such other books and records of each Fund (or discontinue keeping a book or record of a Fund) upon such terms as may be agreed in writing between the parties. All such books and records shall be maintained in a form acceptable to the applicable Fund and in compliance with applicable law, regulation or interpretation of a regulatory entity with jurisdiction over the Funds, the Fund Accounting Agent or principal underwriter of the Funds, and must be arranged and indexed by the Fund Accounting Agent in a manner that permits prompt location, access and retrieval of any particular record, including, if requested by a Fund, within the time period specified by any regulatory entity with jurisdiction over the Funds, the Fund Accounting Agent or principal underwriter of the Funds. All books and records maintained by the Fund Accounting Agent pursuant to this Agreement shall be maintained for the periods required under Rule 31a-2 of the 1940 Act or other applicable law, regulation or interpretation of a regulatory entity with jurisdiction over the Funds, the Fund Accounting Agent or principal underwriter of the Funds, and the Fund Accounting Agent shall not destroy any files, records and documents created and maintained by the Fund Accounting Agent pursuant to this Agreement unless the Fund Accounting Agent certifies to the Fund that such files, records, and documents are not required to be maintained under applicable law, regulation or interpretation of a regulatory entity with jurisdiction over the Funds, the Fund Accounting Agent or principal underwriter of the Funds, and such destruction is authorized in writing by the Fund. Upon a Fund's request, the Fund Accounting Agent shall promptly surrender to such Fund all books and records of the Fund maintained by the Fund Accounting Agent pursuant to this Agreement in the format reasonably specified by the Fund.

         Section 1.02. Designated Persons/Authorized Persons. Concurrently with the execution of this Agreement and from time to time thereafter, as appropriate, (a) the Fund Accounting Agent shall deliver to an Authorized Person (as defined below), duly certified as appropriate by a senior officer of the Fund Accounting Agent, a certificate setting forth the names, titles, signatures and scope of authority of all persons designated to receive instructions from a Fund (collectively, the "Designated Persons" and individually, a "Designated Person"); and (b) each Fund shall deliver to the Fund Accounting Agent, duly certified as appropriate by a President, Secretary, Treasurer or any Assistant Treasurer of such Fund, a certificate setting forth the names, titles, signatures and scope of authority of all persons authorized to give instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of such Fund (collectively, the "Authorized Persons" and individually, an "Authorized Person"). Such certificates may be accepted and reasonably relied upon by each party as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the other party of a similar certificate to the contrary. Upon delivery of a certificate which deletes the name(s) of a person previously authorized by a party to give instructions, such persons shall no longer be considered a Designated Person or an Authorized Person, as the case may be.

         Section 1.03. Compliance with Governmental Rules and Regulations. The Fund Accounting Agent undertakes to comply with applicable requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended (the "1940 Act"), and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by the Fund Accounting Agent hereunder or with respect to the Funds or an investment adviser or principal underwriter of the Funds.

                                   ARTICLE II
                                  COMPENSATION

         On behalf of each of its Portfolios, each Fund shall compensate the Fund Accounting Agent in an amount, and at such times, as may be agreed upon in writing, from time to time, by the Fund Accounting Agent and such Fund. Each Fund agrees to promptly reimburse the Fund Accounting Agent for any services, equipment or supplies ordered by or for each Fund through the Fund Accounting Agent and for any other expenses that the Fund Accounting Agent may incur on the Fund's behalf at the Fund's written request or as consented to in writing by the Fund. In addition, the Fund Accounting Agent may utilize one or more independent pricing services which have been authorized by the Funds as primary or backup pricing sources to obtain securities prices and to act as backup to the primary pricing services designated by the Fund, in connection with determining the net asset values of each Portfolio. Each Fund will reimburse the Fund Accounting Agent for the Fund's share of the cost of such authorized services based upon the actual usage, or a pro-rata estimate of the use, of the services for the benefit of the Fund.

                                  ARTICLE II-A
                               SERVICE STANDARDS

         The parties may establish service standards on such terms as shall be agreed upon by the parties in writing from time to time, to be followed by each party in connection with the provision of the services under this Agreement.

                                  ARTICLE III
                       STANDARD OF CARE; INDEMNIFICATION

         Section 3.01. Standard of Care.

         (a) General Standard of Care. The Fund Accounting Agent shall exercise diligence, prudence and reasonable care in carrying out all of its duties and obligations under this Agreement, and shall be liable to each Fund for all losses, damages and expenses (including, but not limited to, reasonable attorneys' fees and costs) suffered or incurred by such Fund or its Portfolio(s) resulting from the failure of the Fund Accounting Agent to exercise such diligence, prudence and reasonable care.

         (b) Disruption of Services; Actions Prohibited by Applicable Law, Etc. In order to prevent the disruption of services in the event of any reasonably foreseeable adverse events (such as terrorism or related threats to security, loss of electric power or communications lines, equipment failure, fire, water damage or severe weather conditions), the Fund Accounting Agent shall maintain at all times, at no additional expense to the Funds, a complete business continuity, disaster recovery, business resumption and crisis management plan ("Disaster Recovery Plan") reasonably designed to safeguard from loss or damage attributable to terrorism or related threats to security, fire, flood, theft or any other cause the records and other data of the Funds and the Portfolios and the Fund Accounting Agent's records, data, equipment, facilities and other property used in the performance of its obligations under the Agreement. Upon reasonable request, the Fund Accounting Agent shall provide a presentation summarizing the Disaster Recovery Plan and the results of its periodic tests thereof. The Fund Accounting Agent will notify the Funds promptly of any material changes to the Disaster Recovery Plan. In the event of equipment failure, work stoppage, governmental action, terrorism or related threats to security, communication disruption or other impossibility of performance beyond the Fund Accounting Agent's control, the Fund Accounting Agent shall, at no additional expense to the Fund, use all commercially reasonable efforts to minimize service interruptions. In no event shall the Fund Accounting Agent incur liability hereunder if the Fund Accounting Agent or any sub-contractor of the Fund Accounting Agent (individually, a "Person") is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of:
(i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction; or
(ii) any act of God or war or other circumstance beyond the control of the Fund Accounting Agent, unless, in each case, such delay or nonperformance is caused by the failure of the applicable Person to exercise diligence, prudence and reasonable care.

         (c) Mitigation by Fund Accounting Agent. Upon the occurrence of any event which causes or may cause any loss, damage or expense to any Fund or Portfolio, (i) the Fund Accounting Agent shall promptly notify the applicable Fund or Portfolio of the occurrence of such event and (ii) the Fund Accounting Agent shall, and shall use its best efforts to cause any applicable sub-contractor or other agent to, use all commercially reasonable efforts and take all reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to the Funds and the Portfolios.

         (d) Advice of Counsel. The Fund Accounting Agent shall be without liability for any action reasonably taken or reasonably omitted in good faith pursuant to the advice of (i) counsel for the applicable Fund or Portfolio, or
(ii) at the expense of the Fund Accounting Agent, such other reputable counsel as the applicable Fund(s) and the Fund Accounting Agent may agree upon; provided however, with respect to the performance of any action or omission of any action upon such advice, the Fund Accounting Agent shall be required to conform to the standard of care set forth in Section 3.01(a).

         (e) Expenses of the Funds. In addition to the liability of the Fund Accounting Agent under this Article III, the Fund Accounting Agent shall be liable to each applicable Fund for all reasonable costs and expenses incurred by such Fund in connection with any claim by such Fund against the Fund Accounting Agent arising from the obligations of the Fund Accounting Agent hereunder, including, without limitation, all attorneys' fees and expenses incurred by such Fund in asserting any such claim, and all expenses incurred by such Fund in connection with any investigations, lawsuits or proceedings relating to such claim; provided that, such Fund has recovered for all or part of such claim from the Fund Accounting Agent.

         (f) Liability for Past Records. The Fund Accounting Agent shall have no liability in respect of any loss, damage or expense suffered by a Fund, insofar as such loss, damage or expense arises from the Fund Accounting Agent's duties hereunder by reason of the Fund Accounting Agent's reasonable reliance upon records that were maintained for such Fund by entities other than the Fund Accounting Agent prior to the Fund Accounting Agent's retention hereunder provided however, that this provision shall not apply if the past records were maintained by an affiliate of the Fund Accounting Agent, and provided further, with respect to the performance of any action or omission of any action as a result of such reliance, the Fund Accounting Agent shall be required to conform to the standard of care set forth in Section 3.01(a).

         Section 3.02. Liability of Fund Accounting Agent for Actions of Sub-Contractors, Agents, Directors, Etc. The Fund Accounting Agent shall be liable for the actions or omissions of any of its sub-contractors, agents, directors, officers, employees, representatives or affiliates to the same extent in accordance with this Agreement as if such action or omission was performed by the Fund Accounting Agent itself. In the event of any loss, damage or expense suffered or incurred by a Fund caused by or resulting from the actions or omissions of any sub-contractor, agent, director, officer, employee, representative or affiliate for which the Fund Accounting Agent would otherwise be liable, the Fund Accounting Agent shall promptly reimburse such Fund in the amount of any such loss, damage or expense (including, but not limited to, attorneys' fees and costs). For the avoidance of doubt, vendors (whether or not affiliated with the Custodian) of information concerning pricing, corporate actions, class action litigation, and other market or static data shall not be deemed to be the Fund Accounting Agent's agents or representatives.

         Section 3.03. Indemnification.

         (a) Indemnification Obligations of the Funds. Subject to the limitations set forth in this Agreement, each Fund or Portfolio severally (and not jointly nor jointly and severally) agrees to indemnify and hold harmless the Fund Accounting Agent from all loss, damage and expense (including, but not limited to, reasonable attorneys' fees and costs) suffered or incurred by the Fund Accounting Agent caused by or arising from any claim, demand, action or suit in connection with any actions taken in good faith by the Fund Accounting Agent on behalf of such Fund or Portfolio in the performance of its duties and obligations under this Agreement; provided however, that such indemnity shall not apply to loss, damage and expense occasioned by or resulting from actions or omissions of parties other than the Fund or the failure of the Fund Accounting Agent or its sub-contractors, agents, directors, officers, employees, representatives or affiliates to exercise the standard of care set forth in Section 3.01(a) hereof.

         (b) Indemnification Obligation of the Fund Accounting Agent. Subject to the limitations set forth in this Agreement, the Fund Accounting Agent agrees to indemnify and hold harmless each Fund, on behalf of its Portfolios, from all loss, damage and expense (including, but not limited to, reasonable attorneys' fees and costs) suffered or incurred by such Fund or its Portfolio(s) resulting from the failure of the Fund Accounting Agent to exercise the standard of care set forth in Section 3.01(a) hereof.

         (c) Notice of Litigation; Funds' Right to Prosecute, Etc. No Fund or Portfolio shall be liable for indemnification under this Section 3.03 unless a Person shall have promptly notified such Fund or Portfolio in writing of the commencement of any litigation or proceeding brought against such Person in respect of which indemnity may be sought under this Section 3.03. With respect to claims in such litigation or proceedings for which indemnity by a Fund or Portfolio may be sought and subject to applicable law and the ruling of any court of competent jurisdiction, such Fund or Portfolio shall be entitled to participate in any such litigation or proceeding and, after written notice from such Fund or Portfolio to any Person, such Fund or Portfolio may assume the defense of such litigation or proceeding with counsel of its choice at its own expense in respect of that portion of the litigation for which such Fund or Portfolio may be subject to an indemnification obligation; provided however, a Person shall be entitled to participate in (but not control) at its own cost and expense, the defense of any such litigation or proceeding if such Fund or Portfolio has not acknowledged in writing its obligation to indemnify the Person with respect to such litigation or proceeding. If such Fund or Portfolio is not permitted to participate or control such litigation or proceeding under applicable law or by a ruling of a court of competent jurisdiction, such Person shall reasonably prosecute such litigation or proceeding. A Person shall not consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding without providing each applicable Fund or Portfolio with adequate notice of any such settlement or judgment, and without each such Fund's or Portfolio's prior written consent. All Persons shall submit written evidence to each applicable Fund or Portfolio with respect to any cost or expense for which they are seeking indemnification in such form and detail as such Fund or Portfolio may reasonably request.

         (d) Notice of Litigation; Fund Accounting Agent's Right to Prosecute, Etc. The Fund Accounting Agent shall not be liable for Indemnification under this Section 3.03 unless a Fund or Portfolio shall have promptly notified the Fund Accounting Agent in writing of the commencement of any litigation or proceeding brought against such Fund or Portfolio in respect of which indemnity may be sought under this Section 3.03. With respect to claims in such litigation or proceedings for which indemnity by the Fund Accounting Agent may be sought and subject to applicable law and the ruling of any court of competent jurisdiction, the Fund Accounting Agent shall be entitled to participate in any such litigation or proceeding and, after written notice from the Fund Accounting Agent to the applicable Fund(s) and/or Portfolio(s), the Fund Accounting Agent may assume the defense of such litigation or proceeding with counsel of its choice at its own expense in respect of that portion of the litigation for which the Fund Accounting Agent may be subject to an indemnification obligation; provided however, the applicable Fund(s) and/or Portfolio(s) shall be entitled to participate in (but not control) at their own cost and expense, the defense of any such litigation or proceeding if the Fund Accounting Agent has not acknowledged in writing its obligation to indemnify such Fund(s) and Portfolio(s) with respect to such litigation or proceeding. If the Fund Accounting Agent is not permitted to participate or control such litigation or proceeding under applicable law or by a ruling of a court of competent jurisdiction, the applicable Fund(s) and/or Portfolio(s) shall reasonably prosecute such litigation or proceeding. No Fund or Portfolio shall consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding without providing the Fund Accounting Agent with adequate notice of any such settlement or judgment, and without the Fund Accounting Agent's prior written consent. The applicable Fund(s) and/or Portfolio(s) shall submit written evidence to the Fund Accounting Agent with respect to any cost or expense for which they are seeking indemnification in such form and detail as the Fund Accounting Agent may reasonably request.

         Section 3.04. Fund's Right to Proceed. Notwithstanding anything to the contrary contained herein, each Fund or Portfolio shall have, at its election upon reasonable notice to the Fund Accounting Agent, the right to enforce, to the extent permitted by any applicable agreement and applicable law, the Fund Accounting Agent's rights against any sub-contractor, agent, director, officer, employee, representative or affiliate for any loss, damage or expense caused such Fund or Portfolio by such sub-contractor, agent, director, officer, employee, representative or affiliate, and shall be entitled to enforce the rights of the Fund Accounting Agent with respect to any claim against such sub-contractor, agent, director, officer, employee, representative or affiliate, which the Fund Accounting Agent may have as a consequence of any such loss, damage or expense, if and to the extent that such Fund or Portfolio has not been made whole for any such loss or damage. If the Fund Accounting Agent makes such Fund or Portfolio whole for any such loss or damage, the Fund Accounting Agent shall retain the ability to enforce its rights directly against such sub-contractor, agent, director, officer, employee, representative or affiliate. Upon such Fund's or Portfolio's election to enforce any rights of the Fund Accounting Agent under this Section 3.04, such Fund or Portfolio shall reasonably prosecute all actions and proceedings directly relating to the rights of the Fund Accounting Agent in respect of the loss, damage or expense incurred by such Fund or Portfolio; provided that, so long as such Fund or Portfolio has acknowledged in writing its obligation to indemnify the Fund Accounting Agent under Section 3.03 hereof with respect to such claim, such Fund or Portfolio shall retain the right to settle, compromise and/or terminate any action or proceeding in respect of the loss, damage or expense incurred by such Fund or Portfolio without the Fund Accounting Agent's consent and provided further, that if such Fund or Portfolio has not made an acknowledgment of its obligation to indemnify, such Fund or Portfolio shall not settle, compromise or terminate any such action or proceeding without the written consent of the Fund Accounting Agent, which consent shall not be unreasonably withheld or delayed. The Fund Accounting Agent agrees to cooperate with each Fund or Portfolio and take all actions reasonably requested by such Fund or Portfolio in connection with such Fund's or Portfolio's enforcement of any rights of the Fund Accounting Agent. Each Fund or Portfolio agrees to reimburse the Fund Accounting Agent for all reasonable out-of-pocket expenses incurred by the Fund Accounting Agent on behalf of such Fund or Portfolio in connection with the fulfillment of its obligations under this Section 3.04; provided, however, that such reimbursement shall not apply to expenses occasioned by or resulting from the failure of the Fund Accounting Agent to exercise the standard of care set forth in Section 3.01(a) hereof.

                                  ARTICLE IV
                                CONFIDENTIALITY

         The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior written consent of such providing party. During the term of this Agreement, the Fund Accounting Agent agrees that it will maintain and enforce policies and procedures which prohibit the Fund Accounting Agent and its employees from engaging in securities transactions based on knowledge of the portfolio holdings of any Portfolio. The Fund Accounting Agent acknowledges that the identities of the Funds' or Portfolios' customers and information maintained by the Funds or Portfolios regarding those customers ("Customer Information") constitute valuable property of the Funds or Portfolios. While it is not contemplated by the terms of this Agreement that the Fund Accounting Agent will receive or have access to Customer Information, in the unlikely event that the Fund Accounting Agent is provided with this information, intentionally or otherwise it shall use its best efforts to hold such information in confidence and refrain from using, disclosing or distributing any such information, except
(i) as required or necessary to carry out the obligations imposed by this Agreement, (ii) with the Fund's or Portfolio's prior written consent, or (iii) as required by law or judicial process. The Fund Accounting Agent agrees to comply, at a minimum, with all applicable privacy laws, including those promulgated pursuant to Title V of the Gramm Leach Bliley Act of 1999. In this regard, the Fund Accounting Agent is familiar with Regulation S-P and agrees not to disclose or use non-public personal information about Fund or Portfolio shareholders except in accordance with Regulation S-P and the Funds' applicable privacy policies. The Fund Accounting Agent agrees to maintain physical, electronic and procedural safeguards designed to protect the security, confidentiality, and integrity of, and to prevent unauthorized access to or use of, Customer Information. Each party acknowledges that any breach of the foregoing agreements as to the other party would result in immediate and irreparable harm to such other party for which there would be no adequate remedy at law and agrees that in the event of such a breach such other party will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction shall deem appropriate. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

                                   ARTICLE V
                                  TERMINATION

         Section 5.01. Termination of Agreement as to One or More Funds. With respect to each Fund, this Agreement shall continue in full force and effect until the first to occur of: (a) termination by the Fund Accounting Agent by an instrument in writing delivered or mailed to such Fund, such termination to take effect not sooner than ninety (90) days after the date of such delivery;
(b) termination by such Fund by an instrument in writing delivered or mailed to the Fund Accounting Agent, such termination to take effect not sooner than thirty (30) days after the date of such delivery; (c) termination by such Fund on such date as is specified in a written notice to the Fund Accounting Agent in the event of a material breach of this Agreement by the Fund Accounting Agent, provided the Fund has notified the Fund Accounting Agent of such material breach at least 15 days prior to the specified date of termination and the Fund Accounting Agent has not remedied such breach by the specified date; or (d) termination by such Fund by written notice delivered to the Fund Accounting Agent, based upon such Fund's determination that there is a reasonable basis to conclude that the Fund Accounting Agent is insolvent or that the financial condition of the Fund Accounting Agent is deteriorating in any material respect, in which case termination shall take effect upon the Fund Accounting Agent's receipt of such notice or at such later time as such Fund shall designate. In the event of termination pursuant to this Section 5.01 by any Fund (a "Terminating Fund"), each Terminating Fund shall make payment of all accrued fees and unreimbursed expenses with respect to such Terminating Fund within a reasonable time following termination and delivery of a statement to the Terminating Fund setting forth such fees and expenses. Each Terminating Fund shall identify in any notice of termination a successor fund accountant to which the property, records, instruments, and documents of its Portfolios held by the Fund Account shall, upon termination of this Agreement with respect to such Terminating Fund, be delivered in the format specified by the Terminating Fund; provided however, that if no format is specified, such property, records, instruments, and documents shall be delivered in a format permissible under laws applicable to the Terminating Fund. In the event that no written notice designating a successor fund accountant shall have been delivered to the Fund Accounting Agent on or before the date when termination of this Agreement as to a Terminating Fund shall become effective, the Fund Accounting Agent shall continue to perform the services contemplated by this Agreement and shall be entitled to compensation for its services in accordance with the fee schedule most recently in effect for such period as the Fund Accounting Agent continues to perform services under the Agreement, and the provisions of this Agreement relating to the duties and obligations of the Fund Accounting Agent and the Terminating Fund shall remain in full force and effect. The Fund Accounting Agent agrees to promptly and reasonably cooperate with a Terminating Fund in the execution of documents and performance of other actions necessary or desirable in order to substitute the successor fund accountant for the Fund Accounting Agent under this Agreement.

         Section 5.02. Termination as to One or More Portfolios. This Agreement may be terminated as to one or more of a Fund's Portfolios (but less than all of its Portfolios) by delivery by a Fund, on behalf of its Portfolios, to the Fund Accounting Agent of an amended Appendix A deleting such Portfolios pursuant to Section 7.08(a) hereof, in which case termination as to such deleted Portfolios shall take effect thirty (30) days after the date of such delivery. The execution and delivery of an amended Appendix A which deletes one or more Portfolios shall constitute a termination of this Agreement only with respect to such deleted Portfolio(s), shall be governed by the provisions of
Section 5.01 as to the identification of a successor fund accountant and the delivery of property, records, instruments and documents of the Portfolios so deleted, and shall not affect the obligations of the Fund Accounting Agent and any Fund hereunder with respect to the other Portfolios set forth in Appendix A, as amended from time to time.

                                  ARTICLE VI
                                 DEFINED TERMS

         The following terms are defined in the following sections:

            Term                                      Section
            ----                                      -------
            Authorized Person(s)                      1.02
            Designated Person(s)                      1.02
            Disaster Recovery Plan                    3.01(b)
            Fund(s)                                   Preamble
            Fund Accounting Agent                     Preamble
            Person                                    3.01(b)
            Portfolio(s)                              Preamble
            Terminating Fund                          5.01
            1940 Act                                  1.03

                                  ARTICLE VII
                                 MISCELLANEOUS

         Section 7.01. Representative Capacity; Nonrecourse Obligations. A COPY OF THE DECLARATION OF TRUST OR OTHER ORGANIZATIONAL DOCUMENT OF EACH FUND THAT IS ORGANIZED AS A MASSACHUSETTS BUSINESS TRUST IS ON FILE WITH THE SECRETARY OF THE COMMONWEALTH OF MASSACHUSETTS, AND NOTICE IS HEREBY GIVEN THAT THIS AGREEMENT IS NOT EXECUTED ON BEHALF OF THE MEMBERS OF THE BOARD OF TRUSTEES OR MEMBERS OF THE BOARD OF MANAGERS OF ANY FUND AS INDIVIDUALS, AND THE OBLIGATIONS OF THIS AGREEMENT ARE NOT BINDING UPON ANY OF THE TRUSTEES, MANAGERS, OFFICERS, SHAREHOLDERS OR PARTNERS OF ANY FUND INDIVIDUALLY, BUT ARE BINDING ONLY UPON THE ASSETS AND PROPERTY OF EACH FUND'S RESPECTIVE PORTFOLIOS. THE FUND ACCOUNTING AGENT AGREES THAT NO SHAREHOLDER, TRUSTEE, MANAGER, OFFICER OR PARTNER OF ANY FUND MAY BE HELD PERSONALLY LIABLE OR RESPONSIBLE FOR ANY OBLIGATIONS OF ANY FUND ARISING OUT OF THIS AGREEMENT.

         Section 7.02. Several Obligations of the Funds and the Portfolios. WITH RESPECT TO ANY OBLIGATIONS OF A FUND ON BEHALF OF ANY OF ITS PORTFOLIOS ARISING OUT OF THIS AGREEMENT, THE FUND ACCOUNTING AGENT SHALL LOOK FOR PAYMENT OR SATISFACTION OF ANY OBLIGATION SOLELY TO THE ASSESTS AND PROPERTY OF THE PORTFOLIO TO WHICH SUCH OBLIGATION RELATES AS THOUGH EACH FUND HAS SEPARATELY CONTRACTED WITH THE FUND ACCOUNTING AGENT BY SEPARATE WRITTEN INSTRUMENT WITH RESPECT TO EACH OF ITS PORTFOLIOS. CONSISTENT WITH THE FOREGOING, THE OBLIGATIONS OF EACH FUND AND PORTFOLIO UNDER THIS AGREEMENT ARE SEVERAL AND NEITHER JOINT NOR JOINT AND SEVERAL.

         Section 7.03. Representations and Warranties.

         (a) Representations and Warranties of Each Fund. Each Fund hereby severally and not jointly represents and warrants that each of the following shall be true, correct and complete with respect to it at all times during the term of this Agreement: (i) the Fund is duly organized under the laws of its jurisdiction of organization and is registered as an open-end or closed-end management investment company under the 1940 Act; and (ii) the execution, delivery and performance by the Fund of this Agreement on behalf of each applicable Portfolio are (w) within its power, (x) have been duly authorized by all necessary action, and (y) will not (A) contribute to or result in a breach of or default under or conflict with any existing law, order, regulation or ruling of any governmental or regulatory agency or authority, or (B) violate any provision of the Fund's Declaration of Trust or other organizational document, or bylaws, or any amendment thereof or any provision of its most recent Prospectus or Statement of Additional Information.

         (b) Representations and Warranties of the Fund Accounting Agent. The Fund Accounting Agent hereby represents and warrants to each Fund that each of the following shall be true, correct and complete at all times during the term of this Agreement: (i) the Fund Accounting Agent shall maintain and keep current a Disaster Recovery Plan and the capacity to execute such Disaster Recovery Plan; and (ii) the execution, delivery and performance by the Fund Accounting Agent of this Agreement are (w) within its power, (x) have been duly authorized by all necessary action, and (y) will not (A) contribute to or result in a breach of or default under or conflict with any existing law, order, regulation or ruling of any governmental or regulatory agency or authority, or (B) violate any provision of the Fund Accounting Agent's corporate charter, or other organizational document, or bylaws, or any amendment thereof. However, the Fund Accounting Agent does not make any representation or warranty that, regardless of its fulfillment of its obligation to exercise due care, for every disaster or business disruption, such Disaster Recovery Plan will be successfully implemented or that such Disaster Recovery Plan, if implemented, will be sufficient and appropriate to avoid, deter or mitigate the disaster or business disruption.

         Section 7.04. Insurance. The Fund Accounting Agent will maintain insurance at all times during the term of this Agreement in a commercially reasonable amount sufficient to cover its liabilities under this Agreement. The Fund Account will promptly notify the Funds should any of its insurance coverage by canceled or reduced, including the date of change and the reasons therefore. The Fund Accounting Agent will promptly notify the Funds of any claims against it with respect to services performed under the Agreement, and whether or not they may be covered by insurance.

         Section 7.05. Reports by Independent Certified Public Accountants. Annually, and as may otherwise be reasonably requested by a Fund, the Fund Accounting Agent shall deliver to such Fund a Type II SAS 70 report, or such other report as may be agreed to by the Funds and the Fund Accounting Agent, prepared by the Fund Accounting Agent's independent certified public accountants with respect to the services provided by the Fund Accounting Agent under this Agreement. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by any Fund.

         Section 7.06. Remote Access. The Fund Accounting Agent will develop and maintain systems that allow the Funds to access and download on a remote basis certain Portfolio information, as may be agreed upon from time to time in writing by the Funds and the Fund Accounting Agent, maintained in the Fund Accounting Agent's databases.

         Section 7.07. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the Fund, on the one hand, and the Fund Accounting Agent, on the other, with respect to the subject matter hereof and accordingly, supersedes as of the effective date of this Agreement any fund accounting agreement heretofore in effect between each Fund and the Fund Accounting Agent.

         Section 7.08. Waivers and Amendments. No provision of this Agreement may be waived, amended or terminated except by a statement in writing signed by the party against which enforcement of such waiver, amendment or termination is sought; provided, however: (a) Appendix A listing the Portfolios of each Fund for which the Fund Accounting Agent serves as fund accountant may be amended from time to time to add one or more Portfolios for one or more Funds, by each applicable Fund's execution and delivery to the Fund Accounting Agent of an amended Appendix A, and the execution of such amended Appendix by the Fund Accounting Agent, in which case such amendment shall take effect immediately upon execution by the Fund Accounting Agent; (b) Appendix A may be amended from time to time to delete one or more Portfolios (but less than all of the Portfolios) of one or more of the Funds, by each applicable Fund's execution and delivery to the Fund Accounting Agent of an amended Appendix A, in which case such amendment shall take effect thirty (30) days after such delivery, unless otherwise agreed by the Fund Accounting Agent and each applicable Fund in writing; and (c) Appendix B setting forth the services to be performed by the Fund Accounting Agent may be amended from time to time to add or delete one or more services by either party's execution and delivery to the other party hereto of an amended Appendix B, in which case such amendment shall take effect immediately upon execution by the other party hereto; and (d) Appendix C may be amended from time to time by both parties' execution and delivery of an amended Appendix C, in which case such amendment shall take effect immediately, unless otherwise agreed by the Fund Accounting Agent and each applicable Fund in writing.

         Section 7.09. Interpretation. In connection with the operation of this Agreement, the Fund Accounting Agent and any Fund may agree in writing from time to time on such provisions interpretative of or in addition to the provisions of this Agreement with respect to such Fund as may in their joint opinion be consistent with the general tenor of this Agreement. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement or affect any other Fund.

         Section 7.10. Captions. Headings contained in this Agreement, which are included as convenient references only, shall have no bearing upon the interpretation of the terms of the Agreement or the obligations of the parties hereto.

         Section 7.11. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts, without giving effect to principles of conflicts of law.

         Section 7.12. Notices. Except in the case of instructions by an Authorized Person, notices and other writings contemplated by this Agreement shall be delivered by hand or by facsimile transmission provided that in the case of delivery by facsimile transmission, notice shall also be mailed postage prepaid to the parties at the following addresses:

         (a) If to any Fund:

             [Trust Name]
             c/o Massachusetts Financial Services Company
             500 Boylston Street
             Boston, MA  02116
             Attn: Treasurer of the MFS Funds
             Telephone: 617-954-5000

         (b) If to the Fund Accounting Agent:

             J.P. Morgan Investor Services Co.
             73 Tremont Street
             Boston, Massachusetts 02108

             Attn:        Legal Department
             Telephone:   617-557-8000
             Telefax:     617-557-8616

or to such other address as a Fund or the Fund Accounting Agent may have designated in writing to the other.

         Section 7.13. Assignment. This Agreement shall be binding on and shall inure to the benefit of each Fund severally and the Fund Accounting Agent and their respective successors and assigns, provided that, subject to the provisions of Section 5.01 hereof, neither the Fund Accounting Agent nor any Fund may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

         Section 7.14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. With respect to each Fund, this Agreement shall become effective when one or more counterparts have been signed and delivered by such Fund and the Fund Accounting Agent.

         Section 7.15. Consent to Recording. Subject to Section 7.16, each Fund and the Fund Accounting Agent hereby agree that each may electronically record all telephonic conversations between them and that any such recordings may be submitted in evidence in any proceedings relating to this Agreement.

         Section 7.16. Survival of Obligations. The provisions of this Section
7.16 and Sections 7.01, 7.02, 7.11, Section 1.01, Section 5.01, Article II,
Article III and Article IV hereof and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf on the day and year first above written.

         Each of the Investment Companies listed on Appendix A J.P. Morgan Investor Services Co. Attached Hereto, on Behalf of each of Their Respective Portfolios


By:     MARIA F. DWYER                    By:     ELLEN E. CRANE
        -----------------------------             ------------------------------
Name:   Maria F. Dwyer                    Name:   Ellen E. Crane
        -----------------------------             ------------------------------
Title:  President                         Title:  Vice President
        -----------------------------             ------------------------------

                                   APPENDIX A

                                       TO

                           FUND ACCOUNTING AGREEMENT

                                    BETWEEN

           FUND ACCOUNTING AGENT AND EACH OF THE INVESTMENT COMPANIES

                         Dated as of November 13, 2006

--------------------------------------------------------------------------------

                TRUST       FUND (FYE)*
--------------------------------------------------------------------------------
Stand Alone Trusts          Massachusetts Investors Growth Stock Fund (11/30)
                            MFS Growth Opportunities Fund (12/31)

--------------------------------------------------------------------------------
MFS Series Trust II         MFS Emerging Growth Fund (11/30)

--------------------------------------------------------------------------------
MFS Series Trust III        MFS High Income Fund (1/31)
                            MFS High Yield Opportunities (1/31)
                            MFS Municipal High Income Fund (1/31)

--------------------------------------------------------------------------------
MFS Series Trust IV         MFS Government Money Market Fund (8/31)
                            MFS Money Market Fund (8/31)
                            MFS Mid Cap Growth Fund (8/31)
                            MFS Municipal Bond Fund (8/31)

--------------------------------------------------------------------------------
MFS Series Trust V          MFS International New Discovery Fund (9/30)
                            MFS Research Fund (9/30)
                            MFS Total Return Fund (9/30)

--------------------------------------------------------------------------------
MFS Series Trust VI         MFS Global Equity Fund (10/31)
                            MFS Global Total Return Fund (10/31)
                            MFS Utilities Fund (10/31)

--------------------------------------------------------------------------------
MFS Series Trust VII        MFS Capital Opportunities Fund (11/30)

--------------------------------------------------------------------------------
MFS Series Trust VIII       MFS Global Growth Fund (10/31)
                            MFS Strategic Income Fund (10/31)


--------------------------------------------------------------------------------
MFS Series Trust IX         MFS Bond Fund (4/30)
                            MFS Intermediate Investment Grade Bond Fund (4/30)
                            MFS Inflation Adjusted Bond Fund (10/31)
                            MFS Limited Maturity Fund (4/30)
                            MFS Municipal Limited Maturity Fund (4/30)
                            MFS Research Bond Fund (4/30)
                            MFS Research Bond Fund J (4/30)

--------------------------------------------------------------------------------
MFS Series Trust XIII       MFS Government Securities Fund (2/28)
                            MFS Diversified Income Fund (2/28)

--------------------------------------------------------------------------------
MFS Municipal Series Trust  MFS Alabama Municipal Bond Fund (3/31)
                            MFS Arkansas Municipal Bond Fund (3/31)
                            MFS California Municipal Bond Fund (3/31)
                            MFS Florida Municipal Bond Fund (3/31)
                            MFS Georgia Municipal Bond Fund (3/31)
                            MFS Maryland Municipal Bond Fund (3/31)
                            MFS Massachusetts Municipal Bond Fund (3/31)
                            MFS Mississippi Municipal Bond Fund (3/31)
                            MFS Municipal Income Fund (3/31)
                            MFS New York Municipal Bond Fund (3/31)
                            MFS North Carolina Municipal Bond Fund (3/31)
                            MFS Pennsylvania Municipal Bond Fund (3/31)
                            MFS South Carolina Municipal Bond Fund (3/31)
                            MFS Tennessee Municipal Bond Fund (3/31)
                            MFS Virginia Municipal Bond Fund (3/31)
                            MFS West Virginia Municipal Bond Fund (3/31)

--------------------------------------------------------------------------------
MFS Institutional Trust     MFS Institutional Int'l. Equity Fund (6/30)
                            MFS Institutional Int'l. Research Equity Fund (6/30)
                            MFS Institutional Large Cap Value Fund (6/30)

--------------------------------------------------------------------------------

--------------
* Funds are to be transitioned to JPMorgan Chase Bank N.A. at fiscal-year end or semi-annual period end, or such other date as determined between the parties.

                                   APPENDIX B

                                       TO

                           FUND ACCOUNTING AGREEMENT

                                    BETWEEN

                FUND ACCOUNTING AGENT AND EACH OF THE INVESTMENT

                     COMPANIES LISTED ON APPENDIX A THERETO

                         DATED AS OF NOVEMBER 13, 2006

A. Maintenance of books and records. Subject to the provisions of Section 1.01 of the Agreement, the Fund Accounting Agent will keep and maintain the following books and records which each Portfolio is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rule 31a-1 and Rule 31a-2 under the 1940 Act:

    1. Journals containing an itemized daily record in detail of all purchases and sales of securities and other instruments, all receipts and deliveries of securities and other instruments, all receipts and disbursements of cash and all other debits and credits, and such other records as required by Rule 31a-1(b)(1).

    2. General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by Rule 31a-1(b)(2)(i).

    3. General ledger entries for investment, corporate actions, capital share and income and expense activities.

    4. Separate ledger accounts required by Rule 31a-1(b)(2)(i)(d)(e) and (f),
       (ii) and (iii).

    5. A record of option positions as required by Rule 31a-1(b)(7).

    6. A monthly trial balance of all ledger accounts (except shareholder accounts) as required by Rule 31a-1(b)(8).

B. Performance of daily accounting services. The Fund Accounting Agent will perform the following accounting services daily for each Portfolio:

     1. Calculate the market value of each Portfolio's securities and other investments at such times and in the manner specified in the then currently effective prospectus of the Portfolio, using prices obtained from the sources described in B.2 below, and promptly transmit the same to the Portfolio's transfer agent, NASDAQ, and other interested parties designated by the Portfolio. Nevertheless, any material change to the requirements relating to the timing or manner of the calculation of such market value that are in effect on the date of this agreement shall be subject to agreement with the Fund Accounting Agent as to pricing and implementation date.

     2. Obtain prices from sources designated by MFS Fund Treasury, the Portfolio's administrator (the "Administrator"), on the price source schedule supplied by the Administrator to the Fund Accounting Agent, as the same may be amended by the Administrator from time to time (collectively, the "Authorized Price Sources").

         a. If prices are not available from Authorized Price Sources, the Fund Accounting Agent shall promptly notify the Administrator and shall follow procedures that may be established from time to time between the parties hereto for the purposes of establishing the value of such investment (e.g., contact brokers for manual quotes). The Fund Accounting Agent shall not override valuations received from an Authorized Price Source without written instructions from the Administrator.

     3. Calculate the net asset value per share of each Portfolio daily utilizing the market value of each Portfolio's securities calculated pursuant to B.1 above.

     4. Distribute the net asset values of each Portfolio to reporting services and NASDAQ.

     5. Provided buy/sell trade instructions are received by 11:00 a.m. on trade date plus 1, verify all trade activity to Administrator on daily basis to ensure completeness of records.

     6. Verify and reconcile with each Portfolio's custodian each Portfolio's cash balances.

     7. Provide daily to the Administrator at times specified in the service standards (and at additional times throughout the day as may be deemed necessary by the Administrator) the projected end of day cash balance for each money market Portfolio. It is understood by the Fund that these cash projections may differ from the actual end of day balance available for investment.

     8. Compute, as appropriate, applicable and as requested, each Money Market Portfolio's net income, capital gains and losses, dividend payables, dividend factors, 1- and 7-day yields (simple and compounded; with and without waivers), rolling 30-day yields; and each other Portfolio's net income, capital gains and losses, dividend payables, dividend factors, 30-day SEC-standardized yields (with and without waivers), total return (additional fees may apply), expense ratios, portfolio turnover rate, and, if required, average dollar-weighted maturity.

     9. Reconcile daily activity to the trial balance.

    10. Record and reconcile capital stock activity (including share buy backs) from the Portfolios' transfer agent(s) and notify the Administrator when any "as-of" trades are material to a fund's daily activity.

    11. Provide the Administrator with each Portfolio's average shares outstanding and settled shares.

    12. Accrue expenses of each Portfolio according to instructions received from the Portfolio's Administrator.

    13. Monitor for and record changes in securities holdings resulting from stock splits, stock dividends, capital reorganizations and other corporate actions affecting securities held by the Portfolios.

    14. To the extent such information is received from the Portfolio or its Administrator, record as an asset of the Portfolio on the Portfolio's accounting records any derivatives contracts entered into by the Portfolio, such as swap contracts, futures, and options on futures.

    15. Promptly provide such periodic reports and statements to the Administrator as shall be reasonably requested by the Administrator.

C. Additional accounting services. The Fund Accounting Agent will perform the following additional accounting services for each Portfolio:

    1. On a weekly basis, verify and reconcile with each Portfolio's custodian each Portfolio's investment balances.

    2. Provide accounting information, reports and documents to support (and any required sub-certifications or management representation letters) the following:

         a. Federal and state income tax returns and federal excise tax returns;

         b. Each Portfolio's semi-annual reports with the Securities and Exchange Commission ("SEC") on Form N-CSR or Form N-SAR, including required certifications under the Sarbanes-Oxley Act of 2002;

         c. Each Portfolio's annual, semi-annual and quarterly (if any) shareholder reports;

         d. Each Fund's registration statements on From N-1A and other filings relating to the registration of shares;

         e. Any periodic audit of the Funds' compliance program under Rule 38a-1 of the 1940 Act.

         f. The Administrator's monitoring of a Portfolio's status as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended;

         g. Annual audit by a Fund's independent certified public accountants;
            and

         h. Examinations performed by the SEC.

    3. Promptly record to fund accounting records approved vouchers for Portfolio expenses when such vouchers are delivered to the Fund Accounting Agent by the Administrator.

D.  Special reports and services.

    1. Provide valuation services, including back-testing and stale price reviews, as shall be reasonably requested by the Administrator from time to time.

    2. Make available to the Administrator from time to time such information or data about any Authorized Price Sources as may be requested by the Administrator or that is available to the Fund Accounting Agent.

    3. Provide the necessary system and personnel support for fund mergers, in-kind redemptions, and other transactions when these types of transactions are approved and executed.

    4. The Fund Accounting Agent will develop and implement, at its expense, functionality as agreed between the parties to receive and process messaging from MFS and confirm back to MFS relating to expenses, expense payments and distributions for fund accounting.

    5. The Fund Accounting Agent will develop and implement, at its expense, functionality for specified funds as agreed between the parties to account for the amortization of discount and/or premium using the stated interest method.